EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 8, 1999 and March 22, 1999 included in U S Liquids Inc.'s Form 8-K/A filed with the SEC on February 16, 1999 and Form 10-K for the year ended December 31, 1998, respectively, and to all references to our Firm included in this registration statement.



Arthur Andersen LLP
Houston, Texas
December 17, 1999